Exhibit 5.1

November 12, 2025

SilverBox Corp V

8701 Bee Cave Road

East Building, Suite 310

Austin, TX 78746

Re:	SilverBox Corp V Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to SilverBox Corp V, a Cayman Islands special United States exempted company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company, initially filed with the Commission on August 19, 2025 (as amended through the date hereof, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed underwritten public offering of up to 23,000,000 units (the “Units”) of the Company (which includes up to 3,000,000 Units that may be issued and sold pursuant to the exercise of an over-allotment option described in the Registration Statement), with each Unit consisting of:

(i)one Class A ordinary share, par value $0.0001 per share (each, a “Class A Ordinary Share,” and the Class A Ordinary Shares underlying the Units, the “Shares”); and

(ii)one-third of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder to purchase one Class A Ordinary Share, to be issued under a Public Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent (in such capacity, the “Warrant Agent”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by and between the Company and Santander US Capital Markets LLC as representative of the several underwriters named therein (collectively the “Underwriters”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the form of Underwriting Agreement, the form of Warrant Agreement, the form of Unit Certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”), and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As used herein, “Transaction Documents” means the Underwriting Agreement, the Unit Certificate and the Warrant Agreement.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity,

SilverBox Corp V

November 12, 2025

competency and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Underwriting Agreement and the Warrant Agreement are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that the Company (1) is duly incorporated and is validly existing and in good standing, (2) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (3) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents; (x) that the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents; (xi) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units and the Class A Ordinary Shares and the Warrants, in each case, included as part of the Units, (1) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (2) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make this assumption with respect to those agreements or instruments expressed to be governed under the laws of the State of New York which are listed in Part II of the Registration Statement), (3) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (4) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (4) with respect to the laws of the State of New York); (xii) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units and the Class A Ordinary Shares and the Warrants, in each case, included as part of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction, other than the registration of the Units and the Class A Ordinary Shares and the Warrants under the Securities Act; (xiii) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (xiv) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.When (i) the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and (ii) the Units have been duly issued by the Company and executed by

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November 12, 2025

Continental Stock Transfer & Trust Company, as transfer agent, as contemplated by the Registration Statement, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.When (i) the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto and (ii) the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following qualifications:

(a)we do not express any opinion with respect to the effect on the opinions stated herein of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws, or general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law; and

(b)we do not express any opinion with respect to the effect on the opinions stated herein of any public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars).

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Units. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP